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                                  SCHEDULE 14A
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           Conference Call With Leadership From Strong and Wells Fargo
                     Ken Wessels, Strong's Chairman and CEO
            Karla Rabusch, President of Wells Fargo Funds Management

                                  June 15, 2004
                                Edited Transcript

Operator: I'd like to welcome you to a conference call with executives from Strong and Wells Fargo, Ken Wessels and Karla Rabusch. Your moderator today will be Stephanie Truog, Director of Strong's Media Relations and Communications Department.

Moderator: I'd like to welcome all of our clients to today's teleconference. I'm Stephanie Truog, and I'll be serving as today's moderator. During the next 10 to15 minutes, Ken Wessels and Karla Rabusch will discuss Wells Fargo's agreement to acquire Strong and what this means for you, our clients. Welcome, Ken and Karla.

Ken and Karla: Thanks Stephanie.

Moderator: Let's start with Ken. Ken Wessels is Strong's Chairman and CEO. Previously, Mr. Wessels was president of the Dain Rauscher Wessels Capital Markets division of Dain Rauscher, Inc. He was also CEO and co-founder of Wessels, Arnold and Henderson, an Investment Banking firm which was later acquired by Dain Rauscher. Mr. Wessels previously held the position of Executive Vice President and Director of Piper Jaffray. He is a past chairman of the NASD board of Governors, and he is also a director of P.F. Chang's China Bistro and Angel Flight West.

Ken, could you spend some time talking about Strong's search for a strategic partner and what you see in Wells Fargo that makes them a good fit.

Ken Wessels: Sure. First of all, we started in December 2003 with a process that lasted about five months. During that five months, with our agent Goldman Sachs, we reviewed a number of proposals from potential suitors to be our partner. That process was in-depth and, at the end of that process, we came up with our partner--Wells Fargo.

That partner was a result of extensive due diligence on our part, as well as on the part of Wells Fargo. And it was concluded with our announcement a couple of weeks ago.

Moderator: Thank you. Could you also spend a little time talking about what you see in Wells Fargo that makes them a good partner?

Ken Wessels: Yes, let me make several comments.

First of all, I think both organizations are client focused. It's incredibly important in this day and age that you have people who understand the needs and the desires of our clients as we build our products and services. Wells Fargo believes, as Strong does, that people

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really are the competitive advantage in any business. You need to have professionals who are not only competent in what they do, but, at least in my words, have a passion for what they do and are really competitive as they enter an arena.

Secondly, and as important really, is trust and integrity. Without that it's very difficult to always have your clients needs in the forefront as we do the various services for our clients. Wells has always been strong and has a strong reputation of having trust and integrity throughout their organization.

Thirdly, and very important to me, is that our key investment teams remain autonomous. Wells previously, and including this acquisition, has built an independent model, and this allows us, frankly, to assimilate both teams into an organization with very little disruption.

A very important topic today, but has always been a strong standing cornerstone of Wells Fargo, is corporate governance. Everything they have done, everything they have built, really does put the investor in the forefront. And I think as we move forward in the environment we are in today, this is really of utmost importance to our shareholders.

Lastly, but not necessarily least, is the fact that Wells Fargo is an ideal partner from the respects that we are going to have now expanded products in the investment arena to offer our clients, along with a whole array of insurance, consumer finance, banking products, and services that may be of interest to our clients as we move forward together.

We are quite excited to be partnering with Wells Fargo. We think together we will build a team that is really of long-term benefit to our clientele.

Moderator: Thank you Ken.  Let's move onto Karla and get your perspective.

Karla Rabusch is the President of Wells Fargo Funds, which is the 28th largest mutual fund family, with over $75 billion in total assets. Before assuming her current role, she served as the Chief Financial Officer and the Chief Administrative Officer at the company. Ms. Rabusch has 23 years of experience in the financial services industry. Prior to joining Wells Fargo, she held a number of notable positions at American Express Financial Advisors, including the role of Director of Managed Assets Investment Accounting.

Karla, could you discuss the acquisition from your perspective and talk to our clients about the additional features and services that Wells Fargo brings?

Karla Rabusch: Thank you Stephanie. We are so excited about this acquisition. We feel it is a great strategic fit and, as Ken mentioned, both organizations are totally committed to maintaining investment teams in their current locations.

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Wells Fargo has built its mutual fund organization from a series of mutual fund organizations and investment teams in various parts of the organization with portfolio managers, research analysts, and traders each focused on their specialty style. We feel that's in the best interest of our clients as we focus on those investment styles.

We also truly believe in the client service features that Strong has brought to their clients. We share the same values of client service being of the utmost importance. And, because of that, we also plan to maintain the call center here in Milwaukee, so the current Strong clients will be able to talk to the same individuals they've been talking to in the past and expect the same client service that they've received in the past. We're very excited about that.

From the client's perspective, in addition to the great Strong funds that the clients are currently used to being able to have, we also have broad mutual funds from the Wells Fargo organization--we have equity funds, fixed-income funds, asset allocation, and a broad array of money market funds. It's amazing to me when we look at the strengths of the organizations, we have complimentary products, and we will be able to provide a broad and deep product line for the joint clients.

Looking forward, Wells Fargo offers the ability of the entire bank. We are a 152-year-old bank, we're the only Aaa-rated bank in the country, and we have, as Ken mentioned, a strong reputation of great corporate governance.

Moderator: Thank you Karla. Could you talk a little bit about the next steps in this process?

Karla Rabusch: Certainly. We are currently working with the Strong Board of Directors on providing a recommendation in terms of fund mergers, fund products, and product features. We expect to have those Board approvals done by the end of July, and then we'll go out and get shareholder votes from a proxy that we will be soliciting clients from later in the year. We anticipate that the close will happen near the end of the year.

In addition, we are working on the organizational structure, and we'll be working on that, trying to blend the best of both organizations, and we look forward to working jointly on that effort.

Moderator: Thanks Karla. Well, Ken and Karla, thank you both for your time today, this was a most informative session.

If you have any questions that have not been answered, please call us at 1-800-368-3863 anytime, 24 hours a day, 7 days a week. Or e-mail service@strong.com.

I'd like to thank all of our clients for joining us this afternoon for our teleconference. And I'd also like to thank you, Ken Wessels and Karla Rabusch, for your time and thank you for sharing your perspective with our clients.

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Ken and Karla: Thank you Stephanie.

Moderator:  And, before we go, we have some important information for you.

Additional Information and Where to Find it

Please note that this is not intended to be a solicitation for proxy. If the proposed transactions involving Wells Fargo Funds Trust, Wells Fargo Variable Trust (the "Acquiring Companies") and various Strong registered investment companies (the "Target Companies") are approved by their respective Boards, the Acquiring Companies will file a Proxy Statement-Prospectus with the Securities and Exchange Commission ("SEC"). All shareholders are advised to read the Proxy Statement-Prospectus in its entirety when it becomes available, because it will contain important information regarding the transactions, the persons soliciting proxies in connection with the transactions and the interests of these persons in the transaction and related matters. The Proxy Statement-Prospectus will be mailed to record date shareholders once such Proxy Statement-Prospectus is declared effective by the SEC. Shareholders may obtain a free copy of the Proxy Statement-Prospectus, when available, and other documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition to the Proxy Statement-Prospectus, the Acquiring and Target Companies may file annual, quarterly, and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information filed by the Acquiring or Target Companies at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices in New York at 233 Broadway, New York, New York 10279 and in Chicago at 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

The Acquiring and Target Companies, and their respective directors may be soliciting proxies from their respective shareholders in favor of the transactions. Any direct or indirect interest of the participants in the solicitation will be described in the Proxy Statement-Prospectus.

Please consider a fund's investment objectives, risks, charges, and expenses before investing. For this and other information, call us or visit www.strong.com for a free prospectus. Please read it carefully before you invest or send money.

Strong Financial Corporation(R) is the parent company of Strong Capital Management, Inc. and Strong Investments, Inc. Strong Capital Management, Inc. is a registered investment advisor. Securities are offered through Strong Investments, Inc., an affiliated company.